AMENDED AND RESTATED
                     AGREEMENT OF LIMITED LIABILITY COMPANY
                                       OF
                       GOVERNMENT SECURITIES DELAWARE, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

                             PRELIMINARY STATEMENTS


         (1) ML SSG S.A R.L., organized under the laws of Luxembourg ("LuxCo" or the "Member") formed a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act, 6 Del. C.ss.ss.18-101, et seq. (the "Act") under the Original LLC Agreement (as defined below);

         (2) Simultaneous to the execution and delivery of the Original LLC Agreement and the filing of the Certificate of Formation with the Office of the Secretary of State of the State of Delaware, LuxCo was admitted as the sole Member of the LLC.

         (3) LuxCo hereby declares the following to be the Amended and Restated Limited Liability Company Agreement of such limited liability company:


                                    ARTICLE I

                              NAME AND DEFINITIONS

         SECTION 1.01. Name. The name of the limited liability company (the "LLC") is Government Securities Delaware, LLC.

         SECTION 1.02. Definitions. (a) Whenever used herein, unless otherwise required by the context or specifically provided:

         "1940 Act" shall mean the Investment Company Act of 1940 and the Rules and Regulations promulgated thereunder, all as amended from time to time.

         "Accredited Investors" shall have the meaning given it in Rule 501 of Regulation D under the Securities Act of 1933, as amended.

         "Act" shall have the meaning given it in the above preliminary statements.

         "Administrator" shall mean the Person appointed as the LLC's administrator by the Managers.

         "Business Day" shall mean a day of the year on which banks are not required or authorized by law to close in New York City.

         "By-Laws" shall mean the By-Laws of the LLC, if and when adopted, as amended from time to time.

         "Certificate of Interest" or "CI" shall each mean a certificate in substantially the form of Exhibit B attached hereto evidencing a Unit.

         "Certificate of Formation" shall mean the certificate of formation, as amended or restated from time to time, filed by the Managers in the Office of the Secretary of State of the State of Delaware in accordance with the Act on August 8, 2000.

         "Code" shall have the meaning given it under Section 2.01.

         "Dividend" shall have the meaning given it under Section 7.01.

         "Investment Guidelines" shall mean the investment guidelines attached hereto as Exhibit A.

         "LLC Agreement" shall mean this Amended and Restated Agreement of Limited Liability Company, as amended or restated from time to time.

         "Manager" shall mean the Manager or Managers, as the case may be, of the LLC named herein or elected in accordance with Article V.

         "Net Asset Value" shall have the meaning given it under Section 7.02.

         "Original LLC Agreement" shall mean that Agreement of Limited Liability Company of ML SSG DELAWARE, LLC dated as of August 8, 2000.

         "Par Value" shall have the meaning given it under Section 4.01.

         "Payment Date" shall have the meaning given it under Section 7.01.

         "Permitted Investments" shall mean any investments which, in the opinion of the Manager, meet the criteria set out in Investment Guidelines.

         "Person" shall mean an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity.

         "Required Unit Holders" shall mean, at any time, Unit Holders owning at least (a) 67% of the Units present at such meeting, if the holders of more than 50% of the Units are present or represented by proxy, or (b) 50% of the Units, whichever is the lesser.

         "RIC" shall have the meaning given it under Section 2.01.

         "SEC" shall mean the United States Securities and Exchange Commission or any successor thereof.

         "Units" shall have the meaning given it under Section 4.01.

         "Unit Holder" shall mean a record owner of Units, who shall be a Member within the meaning of the Act.

         "$" shall mean the lawful money of the United States of America.

         The terms "Interested Person", "disinterested person", "Investment Adviser" and "Principal Underwriter" shall have the meanings given them in the 1940 Act.

         (b) Unless the context of this LLC Agreement requires otherwise, the plural includes the singular, the singular includes the plural, and "including" has the inclusive meaning of "including without limitation". All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.


                                   ARTICLE II

                                     PURPOSE

         SECTION 2.01. Purpose and Powers. The purposes of the LLC are to
(i) act as a closed-end investment company under the 1940 Act, (ii) purchase, sell, enter into or hold any Permitted Investments, and (iii) engage in any activity for which limited liability companies may be organized in the State of Delaware to the extent necessary or convenient for the conduct, promotion or attainment of the business purposes or activities of the LLC set forth in subsections (i) and (ii) of this Section 2.01. The LLC shall elect to be treated as a regulated investment company (a "RIC"), as defined in Section 851 of the Internal Revenue Code of 1986, as amended (the "Code"), for U. S. federal income tax purposes.


                                   ARTICLE III

                       REGISTERED OFFICE, REGISTERED AGENT

         SECTION 3.01. Registered Office. The registered office of the LLC in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801.

         SECTION 3.02. Registered Agent. The name and address of the registered agent of the LLC for service of process on the LLC in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801.

                                   ARTICLE IV

                  UNITS AND CERTIFICATES OF BENEFICIAL INTEREST

         SECTION 4.01. Interest. (a) The Limited Liability Company Interests (as defined in the Act) in the LLC shall at all times be divided into units of a single class, each of which unit shall represent a capital contribution made to the LLC in the amount of $500.00 (the "Par Value") and shall represent an equal proportionate interest in the LLC with each other unit, none having priority or preference over another (each, a "Unit"). The number of Units authorized and represented by CIs shall be limited to 2,000,200, and shall not be issued in fractional amounts. The Manager may from time to time divide or combine the Units into a greater or lesser number without thereby changing the proportionate interests in the LLC.

         (b) Upon request by any Unit Holder, the LLC shall issue one or more CIs to evidence the Units owned by such Unit Holder. Every CI shall be signed by at least one Manager, in the name of the LLC, certifying the number of Units represented thereby. Any or all of the signatures on a CI may be a facsimile. In case the Manager who has signed or whose facsimile signature has been placed upon a CI shall have ceased to be a Manager before such CI is issued, it may be issued by the LLC with the same effect as if he were a Manager at the date of issue.

         SECTION 4.02. Ownership of Units. The ownership of Units shall be recorded on the books of the LLC or its transfer or similar agent. Other than as set forth in this Article IV, no Units and CIs shall be issued. Subject to the foregoing, the Manager may make such rules as he considers appropriate for the issuance of Units. The record books of the LLC as kept by the LLC or any transfer or similar agent of the LLC, as the case may be, shall be conclusive as to who are the Unit Holders and as to the number of Units held from time to time by each Unit Holder.

         SECTION 4.03. Transfers. Units of the LLC shall be transferable in the manner prescribed by law and in this LLC Agreement. Transfers of Units shall be made on the books of the LLC only by the person named in the CI or by his attorney lawfully constituted in writing and upon the surrender of the CI therefor, which shall be cancelled before a new CI shall be issued. No Unit Holder may transfer Units without the prior consent of the Managers, which consent may be withheld in the Managers' sole discretion.

         SECTION 4.04. No Preemptive Rights. Unit Holders shall have no preemptive or other right to receive, purchase or subscribe for any additional Units issued by the LLC.

         SECTION 4.05. Status of Units and Limitation of Personal Liability. Units shall be deemed to be personal property giving only the rights provided in this LLC Agreement. Each Unit Holder by virtue of having become a Unit Holder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Unit Holder during the continuance of the LLC shall not operate to terminate the LLC nor entitle the representative of any deceased Unit Holder to an accounting or to take any action in court or elsewhere against the LLC or the Manager, but only to the rights of said decedent under this LLC Agreement. Ownership of Units shall not entitle the Unit Holder to any title in or to the whole or any part of the LLC property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Units constitute any of the Unit Holders as partners. Neither the LLC nor the Manager, nor any officer, employee or agent of the LLC, shall have any power to bind personally any Unit Holder, nor except as specifically provided herein (including, without limitation, Section 4.01) to call upon any Unit Holder for the payment of any sum of money or assessment whatsoever other than such as such Unit Holder may at any time personally agree to pay.

         SECTION 4.06. Issuance of Units. The LLC is authorized to issue Units only to Accredited Investors. Simultaneously with the execution hereof, any and all Interests (as defined in the Original LLC Agreement) held by LuxCo shall be deemed to have been converted into 2,000,000 Units. The Managers may accept investments in Units at Par Value from such additional persons as they may from time to time authorize.

         SECTION 4.07. Mandatory Redemption. The LLC shall mandatorily redeem all of the outstanding Units of the LLC on August 8, 2025 at, subject to Section 18-804 of the Act, their Net Asset Value. The redemption price may be paid wholly or partly in-kind if the Manager determines that such payment is advisable and in the interest of the Unit Holders.

         SECTION 4.08. Lost, Stolen or Destroyed CIs. The Manager may direct a new CI to be issued in place of any certificate theretofore issued by the LLC alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the CI to be lost, stolen or destroyed. When authorizing such issue of a new CI, the Manager may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed CI, or his legal representative, to advertise the same in such manner as the Manager shall require and/or to give the LLC a bond in such sum as it may direct as indemnity against any claim that may be made against the LLC with respect to the CI alleged to have been lost, stolen or destroyed.


                                    ARTICLE V

                                  THE MANAGERS

         SECTION 5.01. Number of Managers and Term of Office. The initial number of Managers shall be one (1) and is Richard A. Harper. From and after the execution hereof, the number of Managers shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Managers (or, if there is only one Manager, by such Manager). No reduction in the number of Managers shall have the effect of removing any Manager from office prior to the expiration of his or her term unless the Manager is specifically removed pursuant to Section 5.02 at the time of the decrease. Subject to Section 5.02, each Manager shall serve until the next regular annual or special meeting of Unit Holders called for the purpose of electing Managers and then until such Manager's successor is duly elected and qualified.

         SECTION 5.02. Removal; Vacancies and Elections. Any Manager may be removed, with or without cause, (a) by vote of the Required Unit Holders taken at a meeting at which a quorum is present and acting throughout, or (b) by vote of a majority of the Managers then in office. Any vacancy in the office of a Manager may be filled by the vote, within 30 days of such vacancy becoming effective, of the remaining Managers; provided that if required by Section 16 of the 1940 Act, the Managers shall forthwith cause to be held as promptly as possible and in any event within 60 days of such vacancy becoming effective (unless the SEC by order shall extend such period) a meeting of Unit Holders for the purpose of electing Managers in compliance with Sections 10 and 16 of the 1940 Act. Until a vacancy in the office of any Manager is filled as provided in this Section 5.02, the remaining Managers in office, regardless of their number, shall have the powers granted to the Managers and shall discharge all the duties imposed upon the Managers by this LLC Agreement. Election of Managers shall be by the affirmative vote of the Required Unit Holders entitled to vote present in person or by proxy at an annual or special meeting of Unit Holders called for the purpose of electing Managers.

         SECTION 5.03. Effect of Death, Resignation, Etc. of a Manager. The death, declination, resignation, retirement, removal or incapacity of the Managers, or any one of them, shall not operate to annul or terminate the LLC or to revoke any existing agency created pursuant to the terms of this LLC Agreement.

         SECTION 5.04. Powers. (a) Subject to the provisions of this LLC Agreement, the business of the LLC shall be managed by the Managers, and they shall have all powers necessary or convenient to carry out that responsibility. Without limiting the foregoing, the Managers may:

               (i) adopt By-Laws not inconsistent with this LLC Agreement providing for the conduct of the business of the LLC and may amend and repeal such By-Laws to the extent that such By-Laws do not reserve that right to the Unit Holders;

               (ii) subject to Section 5.02, fill vacancies in their number, including vacancies resulting from increases in their number, and may elect and remove such officers and appoint and terminate such agents as they consider appropriate;

               (iii) appoint from their own number, and terminate, any one or more committees consisting of one or more Managers, including an executive committee which may, when the Managers are not in session, exercise some or all of the power and authority of the Managers as the Managers may determine;

               (iv) appoint an advisory board, the members of which need not be Managers and need not be Unit Holders; and

               (v) hire an administrator to render administrative and management services to the LLC, employ one or more custodians of the assets of the LLC and authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities, retain a transfer agent or a Unit

          Holder services agent, or both, provide for the distribution of Units by the LLC, through one or more principal underwriters or otherwise, set record dates for the determination of Unit Holders with respect to various matters, and in general delegate such authority as they consider desirable to any officer of the LLC, to any committee of the Managers and to any agent or employee of the LLC or to any such administrator, custodian, transfer agent or underwriter.

         (b) Without limiting the generality of the foregoing, the Managers shall have power and authority to:

               (i) purchase, sell, enter into or hold any Permitted Investments;

               (ii) vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Managers shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Managers shall deem proper;

               (iii) exercise powers and rights of subscription which in any manner arise out of ownership of securities;

               (iv) hold any security or property, whether in bearer, unregistered or other negotiable form, in the name of the Managers or of the LLC or in the name of a custodian, subcustodian or other depository or a nominee or nominees or otherwise;

               (v) consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or other issuer, any security of which is or was held in the LLC;

               (vi) consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security held in the LLC;

               (vii) join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Managers shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Managers shall deem proper;

               (viii) compromise, arbitrate or otherwise adjust claims in favor of or against the LLC on any matter in controversy, including but not limited to claims for taxes;

               (ix) borrow funds;

               (x) endorse or guarantee the payment of any notes or other obligations of any Person, make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof, and mortgage and pledge the LLC property or any part thereof to secure any of or all of such obligations;

               (xi) purchase and pay for entirely out of LLC property such insurance as they may deem necessary or appropriate for the conduct of the business of the LLC, including, without limitation, insurance policies insuring the assets of the LLC and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Unit Holders, Managers, officers, employees, agents, Investment Advisers, Administrators, Principal Underwriters or other independent contractors of the LLC individually against all claims and liabilities of every nature arising by reason of holding, being in or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as a Unit Holder, Manager, officer, employee, agent, Investment Adviser, Administrator, Principal Underwriter or independent contractor, including any action taken or omitted that may be determined to constitute negligence;

               (xii) issue Units and CIs as set forth in Article IV; and

               (xiii) register with the Securities and Exchange Commission under the 1940 Act as a registered investment company and take such other action and make such other filings as the Managers determine is appropriate in connection therewith.

         (c) The presence at a meeting of two-thirds (2/3) of the Managers (or, if there is only one Manager, of such Manager) shall constitute a quorum at such meeting for the transaction of business, except as otherwise provided by law or the By-Laws. Except as otherwise provided herein or from time to time in the By-Laws, any action to be taken by the Managers may be taken by a majority of the Managers present at a meeting of the Managers (a quorum being present), within or without the State of Delaware, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting, or by written consents of a majority of the Managers then in office. The approval of any contract with an Investment Adviser or Principal Underwriter that the LLC enters, into or any renewal or amendment thereof, shall each require the affirmative vote, cast in person at a meeting duly called for that purpose, of a majority of the Managers who are not Interested Persons of the LLC. The approval of the fidelity bond required by the 1940 Act and the selection of the LLC's independent public accountants shall each require the affirmative vote of a majority of the Managers who are not Interested Persons of the LLC. Unless otherwise required by law or the By-Laws, any Manager may bind the LLC; provided, however, that where a particular action requires a specific vote or prior approval of the Managers or Unit Holders in order to be valid hereunder, no Manager may take any action to bind the LLC with respect thereto until such vote or approval, as the case may be, has been obtained. Any one or more Managers are hereby authorized to execute CIs on behalf of the LLC.

         SECTION 5.05. Limitations on Managers' Powers. The Managers are not permitted to:

               (a) purchase, sell, enter into or hold any investment other than a Permitted Investment;

               (b) issue any securities or instruments except for the Units and CIs to be issued pursuant to Article IV;

               (c) notwithstanding anything herein to the contrary, make short sales or purchase securities on margin;

               (d) notwithstanding anything herein to the contrary, write put or call options;

               (e) notwithstanding anything herein to the contrary, underwrite securities of other issuers; or

               (f) notwithstanding anything herein to the contrary, purchase or sell real estate and real estate mortgage loans, commodities or commodities contracts.

         SECTION 5.06. Payment of Expenses by LLC. The Managers are authorized to pay or to cause to be paid out of the principal or income of the LLC, or partly out of principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the LLC, or in connection with the management thereof, including, but not limited to, the Manager's compensation and such expenses and charges for the services of the LLC's officers, employees, Administrator or manager, Principal Underwriter, auditor, counsel, custodian, transfer agent, Unit Holder servicing agent and such other agents or independent contractors as the Managers may deem necessary or proper to engage, and such other expenses and charges as the Managers may deem necessary or proper to incur.

         SECTION 5.07. Ownership of Assets of the LLC. Title to all of the assets of the LLC shall at all times be considered as vested in the LLC, including in the circumstances in which the assets of the LLC may be titled as set forth in Section 5.04(d).

         SECTION 5.08. Investment Advisory, Investment Management and Distribution. (a) Subject to a favorable vote of the Required Unit Holders, the Managers may, at any time and from time to time, contract with an Investment Adviser for exclusive or nonexclusive investment advisory and/or investment management services with any corporation, trust, association or other organization, every such contract to comply with such requirements and restrictions as may be set forth in the By-Laws and the 1940 Act; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Managers may determine, including, without limitation, authority to determine from time to time what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the LLC shall be held uninvested, and to make changes in the LLC's investments. Subject to a favorable vote of the Required Unit Holders, the Managers may also, at any time and from time to time, contract with any corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or Principal Underwriter for the Units, every such contract to comply with such requirements and restrictions as may be set forth in the By-Laws and the 1940 Act; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Managers may determine.

         (b) The fact that (i) any of the Unit Holders, Managers or officers of the LLC is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter, or distributor or agent of or for any corporation, trust, association or other organization, or of or for any parent or affiliate of any organization, with which an advisory or management contract, or Principal Underwriter's or distributor's contract, or transfer, shareholder services or other agency contract may have been or may hereafter be made, or that any organization, or any parent or affiliate thereof, is a Unit Holder, or that (ii) any corporation, trust, association or other organization with which an advisory or management contract or Principal Underwriter's or distributor's contract, or transfer, Unit Holder services or other agency contract may have been or may hereafter be made also has an advisory or management contract, or Principal Underwriter's or distributor's contract, or transfer, shareholder services or other agency contract with one or more other corporations, trusts, associations or other organizations, or has other business or interests shall not affect the validity of any such contract or disqualify any Unit Holder, Manager or officer of the LLC from voting upon or executing its rights or duties hereunder or create any liability or accountability to the LLC or the Unit Holders solely as a result thereof.


                                   ARTICLE VI

                    UNIT HOLDERS' VOTING POWERS AND MEETINGS

         SECTION 6.01. Voting Powers. The Unit Holders shall have power to vote only (i) for the election or removal of Managers, (ii) with respect to any Investment Adviser as provided in Section 5.08, (iii) with respect to any termination of this LLC to the extent and as provided in Section 10.4, (iv) with respect to any amendment of this LLC Agreement to the extent and as provided in
Section 10.7, (v) in accordance with Section 18-1001 of the Act, as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the LLC or the Unit Holders, (vi) with respect to such additional matters relating to the LLC as may be required by law, this LLC Agreement, the By-Laws or any registration of the LLC with the Securities and Exchange Commission (or any successor agency) or any State, or as the Managers may consider necessary or desirable. Each Unit shall be entitled to one vote as to any matter on which it is entitled to vote. There shall be no cumulative voting in the election of Managers. Units may be voted in person or by proxy. A proxy with respect to Units held in the name of two or more Persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the LLC receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Unit Holder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Units are issued, the Managers may exercise all rights of Unit Holders and may take any action required by law, this LLC Agreement or the By-Laws to be taken by Unit Holders.


         SECTION 6.02. Voting Power and Meetings. There shall be no requirement for an annual meeting of Unit Holders. If held, the date of the annual meeting of the Unit Holders shall be determined by the Managers. The Managers shall give the Unit Holders prompt written notice of such date. Unless otherwise designated in the call thereof, the annual meeting shall always be at the office of the LLC at 800 Scudders Mill Road, Plainsboro, New Jersey 08536, or at such other place as may be designated in the call thereof, which call shall be made by the Managers. Special meetings may also be called by the Managers from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Unit Holders as herein provided or upon any other matter deemed by the Managers to be necessary or desirable. Written notice of any meeting of Unit Holders shall be given or caused to be given by the Managers by mailing such notice at least seven days before such meeting, postage prepaid, stating the time, place and purpose of the meeting, to each Unit Holder at such Unit Holder's address as it appears on the records of the LLC. If the Managers shall fail to call or give notice of any meeting of Unit Holders for a period of 30 days after written application by Unit Holders holding at least 50% of the Units then outstanding requesting a meeting to be called for a purpose requiring action by the Unit Holders as provided herein or in the By-Laws, then Unit Holders holding at least 50% of the Units then outstanding may call and give notice of such meeting, and thereupon the meeting shall be held in the manner provided for herein in case of call thereof by the Managers.


         SECTION 6.03. Quorum and Required Vote. Unit Holders owing one-half (1/2) of the issued and outstanding Units at any time shall constitute a quorum for the transaction of business at any meeting of the Unit Holders. Any lesser percentage, however, shall be sufficient for adjournments. Any adjourned session or sessions may be held within a reasonable time after the date set for the original meeting without the necessity of further notice. Except when a larger vote is required by any provision of this LLC Agreement or the By-Laws, a vote of the Required Unit Holders shall decide any questions and a plurality shall elect a Manager.


         SECTION 6.04. Written consent. Any action taken by the Unit Holders may be taken without a meeting if the Required Unit Holders entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this LLC Agreement or the By-Laws) consent to the action in writing and such written consents are filed with the records of the meetings of Unit Holders. Such consent shall be treated for all purposes as a vote taken at a meeting of Unit Holders.


         SECTION 6.05. Additional Provisions. The By-Laws may include further provisions for Unit Holders' votes and meetings and related matters. To the extent of any inconsistency between the By-Laws and this LLC Agreement, the provisions of this LLC Agreement shall prevail.


                                   ARTICLE VII

               DISTRIBUTIONS AND DETERMINATION OF NET ASSET VALUE

         SECTION 7.01. Distributions. (a) The Managers may, but need not, distribute to each Unit Holder, out of the income of the LLC, a semi-annual dividend (each, a "Dividend") providing a return equal to a rate per annum of 7.1215%, calculated on the basis of a 360 day year of twelve 30-day months, on the Par Value of each Unit owned by such Unit Holder; provided, however, that such distribution is not otherwise in violation of Sections 18-607 or 18-804 of the Act. The Managers shall have full discretion to determine whether a Dividend shall be distributed and their determination shall be binding upon the Unit Holders. Distribution of such Dividends, if any be made, shall be made on each February 15 and August 15, or if such day is not a Business Day, on the next succeeding Business Day (each such date, a "Payment Date").

         (b) If the Managers do not distribute a Dividend on a Payment Date, such Dividend shall accumulate, without interest, until distributed.

         (c) In addition to the foregoing, at any time and from time to time in their discretion, the Managers may distribute to the Unit Holders as of a record date or dates determined by the Managers, in cash or otherwise, all or part of any gains realized on the sale or disposition of property or otherwise, or all or part of any other principal or income of the LLC; provided, however, that such distributions are not otherwise in violation of Sections 18-607 or 18-804 of the Act.

         (d) Each distribution pursuant to this Section 7.01 shall be made ratably according to the number of Units held by the several Unit Holders on the applicable record date thereof, provided that no distribution need be made on Units purchased pursuant to orders received, or for which payment is made, after such time or times as the Managers may determine.


         Section 7.02. Determination of Net Asset Value. (a) The term "net asset value" of a Unit shall mean: (i) the value of all the assets of the LLC, as determined in accordance with the balance of this Section 7.02; (ii) less total liabilities of the LLC, as determined in accordance with the balance of this
Section 7.02; (iii) divided by the number of Units outstanding, in each case at the time of each determination. Any fractions involved in the computation of net asset value per share shall be adjusted to the nearer cent unless the Managers shall determine to adjust such fractions to a fraction of a cent.

         (b) The Managers, or any officer or officers or agent of this LLC designated for the purpose by the Managers, shall determine the net asset value of the Units, and the Managers shall fix the times as of which the net asset value of the Units shall be determined and shall fix the periods during which any such net asset value shall be effective as to sales and other transactions in the Units, except as such times and periods for any such transaction may be fixed by other provisions of this LLC Agreement or by the By-Laws.

         (c) In valuing the portfolio investments for determination of net asset value per Unit, securities for which market quotations are readily available shall be valued at prices which, in the opinion of the Managers, or any officer or officers or agent of the LLC designated for the purpose by the Managers, most nearly represent the market value of such securities, which may, but need not, be the most recent bid price obtained from one or more of the market makers for such securities; other securities and assets shall be valued at fair value as determined by or pursuant to the direction of the Managers. Notwithstanding the foregoing, short-term debt obligations, commercial paper, and repurchase agreements may be, but need not be, valued on the basis of quoted yields for securities of comparable maturity, quality and type, or on the basis of amortized cost. In the determination of net asset value, dividends receivable and accounts receivable for investments sold and for Units sold shall be stated at the amounts to be received therefor; and income receivable accrued daily on bonds and notes owned shall be stated at the amount to be received. Any other assets shall be stated at fair value as determined by the Managers or such officer, officers or agent pursuant to the Managers' authority, except that no value shall be assigned to good will, furniture, lists, reports, statistics or other noncurrent assets other than real estate. Liabilities for accounts payable for investments purchased shall be stated at the amounts payable therefor. In determining net asset value of the LLC, the Person making such determination on behalf of the LLC may include in liabilities such reserves, estimated accrued expenses and contingencies as such Person may in its best judgment deem fair and reasonable under the circumstances. Any income, dividends and gains distributions payable by the LLC shall be deducted as of such time or times on the record date therefor as the Managers shall determine.

         (d) The manner of determining the net assets of the LLC or of determining the net asset value of the Units may from time to time be altered as necessary or desirable in the judgment of the Managers to conform to any other method prescribed or permitted by any applicable law or regulation, whereupon the provisions of this Section 7.02 shall be deemed amended, with no vote on the part of any Unit Holder or other Person being necessary therefor.

         (e) Determinations under this Section 7.02 made in good faith and in accordance with the provisions of the 1940 Act shall be binding on all parties concerned.


                                  ARTICLE VIII

              COMPENSATION AND LIMITATION OF LIABILITY OF MANAGERS

         Section 8.01. Compensation. The Managers shall receive compensation for their services as Manager in such amounts as may be determined from time to time by vote of the Required Unit Holders. Nothing herein shall in any way prevent the employment of any Manager for advisory, management, legal, accounting, investment banking or other services and payment for the same by the LLC.

         Section 8.02. Limitation of Liability. (a) The Managers shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, adviser or principal underwriter of the LLC, nor shall any Manager be responsible for the act or omission of any other Manager, but nothing herein contained shall protect any Manager against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

         (b) Every note, bond, contract, instrument, certificate, CI or undertaking and every other act or thing whatsoever executed or done by or on behalf of the LLC or the Managers or any of them in connection with the LLC shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Managers or Manager, and such Managers or Manager shall not be personally liable thereon.

                                   ARTICLE IX

                                 INDEMNIFICATION

         Section 9.01. Managers, Officers, etc.. The LLC shall indemnify each of its Managers and officers (including persons who serve at the LLC's request as directors, officers or trustees of another organization in which the LLC has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a "Covered Person") against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Manager or officer, except that no Covered Person shall be indemnified against any liability to the LLC or the Unit Holders to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office. Expenses, including counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by the LLC in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to the LLC if it is ultimately determined that indemnification of such expenses is not authorized under this Article IX, provided that (a) such Covered Person shall provide security for his or her undertaking, (b) the LLC shall be insured against losses arising by reason of such Covered Person's failure to fulfill his undertaking, or (c) a majority of the Managers who are disinterested persons and who are not Interested Persons (provided that a majority of such Managers then in office act on the matter), or independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (but not a full trial-type inquiry), that there is reason to believe such Covered Person ultimately will be entitled to indemnification.

         Section 9.02. Compromise Payment. As to any matter disposed of (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication in a decision on the merits by a court, or by any other body before which the proceeding was brought, that such Covered Person is liable to the LLC or the Unit Holders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office, indemnification shall be provided if (a) approved as in the best interest of the LLC, after notice that it involves such indemnification, by at least a majority of the Managers who are disinterested persons and are not Interested Persons (provided that a majority of such Managers then in office act on the matter), upon a determination, based upon a review of readily available facts (but not a full trial-type inquiry) that such Covered Person is not liable to the LLC or the Unit Holders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered

Person's office, or (b) there has been obtained an opinion in writing of independent legal counsel, based upon a review of readily available facts (but not a full-trial type inquiry) to the effect that such indemnification would not protect such Covered Person against any liability to the LLC to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. Any approval pursuant to this Section 9.02 shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with this Section 9.02 as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction to have been liable to the LLC or the Unit Holders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

         Section 9.03. Indemnification Not Exclusive. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article IX, the term "Covered Person" shall include such person's heirs, executors and administrators, and a "disinterested person" is a person against whom none of the actions, suits or other proceedings in question or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article IX shall affect any rights to indemnification to which personnel of the LLC, other than Managers and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the LLC to purchase and maintain liability insurance on behalf of any such person.

         Section 9.04. Unit Holders. In case any Unit Holder or former Unit Holder shall be held to be personally liable solely by reason of his or her being or having been a Unit Holder and not because of his or her acts or omissions or for some other reason, the Unit Holder or former Unit Holder (or his or her heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified against all loss and expense arising from such liability.


                                    ARTICLE X

                                  MISCELLANEOUS

         Section 10.01. Managers, Unit Holders, Etc. Not Personally Liable; Notice. All Persons extending credit to, contracting with or having any claim against the LLC shall look only to the assets of the LLC for payment under such credit, contract or claim; and neither the Unit Holders, nor the Managers, nor any of the LLC's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this LLC Agreement shall protect any Manager against any liability to which such Manager would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Manager.

         Section 10.02. Manager's Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Managers of their powers and discretions hereunder shall be binding upon all interested parties. A Manager shall be liable for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Manager, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Managers may take advice of counsel or other experts with respect to the meaning and operation of this LLC Agreement, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Managers shall not be required to give any bond as such, nor any surety if a bond is required.

         Section 10.03. Liability of Third Persons Dealing with Managers. No Person dealing with the Managers shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Managers or to see to the application of any payments made or property transferred to the LLC or upon its order.

         Section 10.04. Duration and Termination of LLC. (a) Unless terminated as provided herein, the LLC shall terminate on August 8, 2025. The LLC may be terminated at any time by the vote of the Required Unit Holders or by the Managers by written notice to the Unit Holders.

         (b) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of, or any distribution of the assets of, the LLC, each Unit Holder shall be entitled to receive, after paying or making reasonable provision for the creditors of the LLC as set forth in Section 18-804 of the Act, ratably with each other Unit Holder, the amount set forth in Section 4.07.

         Section 10.05. Filing of Copies, References, Headings. The original or a copy of this LLC's Certificate of Formation and of each amendment thereto shall be kept at the office of the LLC where it may be inspected by any Unit Holder. The original or a copy of this LLC Agreement and of each amendment hereto shall be kept at the office of the LLC where it may be inspected by any Unit Holder. A copy of the Certificate of Formation, each amendment thereto, this LLC Agreement and of each amendment hereto shall be filed by the Managers with any governmental office where such filing may from time to time be required. Anyone dealing with the LLC may rely on a certificate by any Manager or an officer of the LLC as to whether or not any such amendments have been made and as to any matters in connection with the LLC; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the LLC to be a copy of the Certificate of Formation, any amendments thereto, this LLC Agreement or of any such amendments. In this LLC Agreement and in any such amendment, references to this LLC Agreement, and all expressions like "herein", "hereof" and "hereunder", shall be deemed to refer to this LLC Agreement as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this LLC Agreement.

         Section 10.06. Tax Characterization and Returns. Solely with respect to all periods prior to registration under the 1940 Act, it is the intention of LuxCo that the LLC be disregarded for federal and all relevant state tax purposes and that the activities of the LLC be deemed to be activities of the Member for such purposes. All provisions of the Certificate of Formation and this LLC Agreement are to be construed so as to preserve that tax status for such period. Immediately upon registration under the 1940 Act, it is the intention of LuxCo that the LLC will be treated as a RIC for Federal and all relevant State tax purposes. The Manager is hereby authorized to file any necessary elections with any tax authorities, including an election to be taxed as an association at the time it registers under the 1940 Act, and shall be required to file any necessary tax returns on behalf of the LLC with any such tax authorities.

         Section 10.07. Amendments. (a) Except as provided in paragraph (c) of this Section 10.07, this LLC Agreement may be amended at any time by an instrument in writing signed by a majority of the Managers when authorized so to do by a vote of the Required Unit Holders.

         (b) Amendments having the purpose of changing the name of the LLC or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein shall not require authorization by Unit Holder vote.

         (c) No amendment may be made under this Section 10.07 which shall amend, alter, change or repeal any of the provisions of Section 5.01 or this paragraph (c) unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of the Unit Holders of at least 66 2/3% of the Units then current and outstanding. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Units otherwise required by law or by the terms of any agreement between the LLC and any national securities exchange.

         SECTION 10.08. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICTS OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

         SECTION 10.09. Severability. Except as otherwise provided in the succeeding sentence, every term and provision of this LLC Agreement is intended to be severable, and if any term or provision of this LLC Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of this LLC Agreement. The preceding sentence shall be of no force or effect if the consequence of enforcing the remainder of this LLC Agreement without such illegal or invalid term or provision would be to cause any party to lose the benefit of its economic bargain.

         SECTION 10.10. Counterparts. This LLC Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         SECTION 10.11. Consent to Jurisdiction Provision. Each Unit Holder, by accepting any Units, and the Manager hereby (i) irrevocably submits to the non-exclusive jurisdiction of any Delaware State court or Federal court sitting in Wilmington, Delaware in any action arising out of this Agreement, and (ii) consents to the service of process by mail. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

         IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Agreement of Limited Liability Company to be executed as of the __ day of October, 2000.


                                               ML SSG S.A R.L.,
                                                as initial Unit Holder


                                               By:
                                                  ------------------------------
                                                  Name:   Marc Van de Pol
                                                  Title:  Statutory Manager


                                                  ------------------------------
                                                  Richard A. Harper, not in his
                                                        individual capacity, but
                                                        solely as Manager

                                                                       EXHIBIT A
                                                           Investment Guidelines

                       GOVERNMENT SECURITIES DELAWARE, LLC
                              Investment Guidelines

         On August 10, 2000, the LLC entered into a floating rate reverse repurchase agreement to maturity (the "Reverse Repurchase Agreement") with Merrill Lynch Government Securities, Inc. ("ML Government Securities") on $1,002,500,000 fair market value, $1,000,000,000 face value of 6% coupon U.S. Treasury Notes maturing on August 15, 2009 (the "Treasury Notes"). Under the Reverse Repurchase Agreement, the LLC sold the Treasury Notes to ML Government Securities for $1,002,500,000 and is obligated to repurchase the Treasury Notes for $1,000,000,000 on August 15, 2009, but may repurchase the Treasury Notes from ML Government Securities for the Notional Amount (defined below) plus accrued interest on 5 days prior written notice (the "Repurchase Agreement Termination Date"). Until the Repurchase Agreement Termination Date, the LLC will make semi-annual floating rate payments to ML Government Securities equal to the sum of $138,889 plus the rate of 6-month LIBOR less 109 basis points on the outstanding Notional Amount. The Notional Amount will start at $1,002,500,000 and will be reduced by the amount of the $138,889 semi-annual fixed payments made by the LLC. The semi-annual fixed payments of $138,889 will amortize the $2,500,000 premium paid for the Treasury Notes to $1,000,000,000 on a straight-line basis over the term of the Reverse Repurchase Agreement. In return, the LLC will receive semi-annual payments from ML Government Securities equal to the interest payments received by ML Government Securities on the Treasury Notes. These semi-annual payments will be netted against each other and only the net amount will actually be paid.

         The LLC used the proceeds from the Reverse Repurchase Agreement to acquire the following notes (the "Notes"):

     (i) $500,000,000 Merrill Lynch & Co., Inc. Floating Rate Note due August 15, 2009; and

     (ii) $500,000,000 Merrill Lynch Capital Services, Inc. Floating Rate Note due August 15, 2009.

         The Note from Merrill Lynch & Co., Inc. ("ML & Co.") pays interest semi-annually at the rate of 1-month LIBOR plus 7 basis points, compounded monthly. The Note from Merrill Lynch Capital Services, Inc. ("ML Capital Services") pays interest semi-annually at the rate of 1-month LIBOR plus 7 basis points through September 15, 2000 and at the rate of 1-month LIBOR plus 8 basis points thereafter. The Notes are subject to payment, in whole or in part, prior to their scheduled maturity at the option of the LLC at any time. To ensure the LLC's investments will match its operating and dividend needs, the LLC entered into two swaps with ML Capital Services. Under the terms of the first swap, (the "Daycount Swap"), the LLC will make payments calculated as 1-month LIBOR plus 7 basis points compounded monthly and paid semi-annually on $1,000,000,000 to ML Capital Services and in return will receive semi-annual payments at a rate of 6-month LIBOR less 109 basis points on $1,000,000,000 plus a fixed payment on the same amount at a rate of 1.15% per annum. The Daycount Swap will terminate on August 15, 2009. Under the terms of Swap 2 (the "Amortizing Swap"), the LLC will make fixed, semi-annual payments of $41,112 (the fixed payment in the first period only will be $31,675) and in return will receive semi-annual payments equal to 6-month LIBOR less 109 basis points on a notional amount that will start at $2,500,000 and will amortize to approximately $138,889 on a straight-line basis over the term of the Amortizing Swap. The Amortizing Swap will terminate on August 15, 2009.

         As of the date of the LLC Agreement, the LLC's investments are concentrated exclusively in the Reverse Repurchase Agreement, the Daycount Swap, the Amortizing Swap, the Notes, and cash.

         The LLC may, without notice to Unit Holders, invest in assets other than the Daycount Swap, the Amortizing Swap, the Reverse Repurchase Agreement and the Notes (the "New Investments"). The New Investments may consist of:

                    o cash or cash equivalents;

                    o obligations issued by the U.S. Treasury, or guaranteed by the U.S. Government with a maturity on or before August 17, 2009;

                    o obligations issued or guaranteed by U.S. Federal Agencies with a maturity on or before August 17, 2009;

                    o commercial paper with a maturity of less than 180 days;

                    o repurchase agreements with a maturity on or before August
               17, 2009 collateralized such that the market value of the collateral, when marked to market, must be equal to or greater than 100% of any mark on the repurchase agreements;

                    o corporate bonds and notes, and medium-term notes with a
               maturity on or before August 17, 2009;

                    o money market mutual funds with a minimum $1 billion
               average asset size for the previous twelve months; and

                    o security lending agreements on U.S. Government and/or U.S.
               Federal Agency securities with a maturity on or before August 17, 2009 collateralized such that the market value of the collateral, when marked to market, must be equal to or greater than 100% of any mark on the security lending agreements.

         For the New Investments, the minimum short term debt rating of money market instruments or other instruments with a maturity less than one year is Tier One and the minimum long term debt rating for all other instruments is single-A by at least two Nationally Recognized Statistical Rating Organizations. For repurchase agreements or security lending agreements, the minimum long term debt rating of any counterparty is single-A by at least two Nationally Recognized Statistical Rating Organizations.

         Other than investments in cash and cash items, securities of the U.S. Government or U.S. federal agencies and securities of other RICs, the LLC's investment in the securities of any one issuer (or of two or more issuers which the Company controls and which are determined to be in the same or similar trades or businesses) may not exceed 25% of the aggregate market value of the LLC's gross assets, and the LLC's investment in any one issuer may not constitute more than 10% of the outstanding securities of that issuer.

                                                                       EXHIBIT B
                                                                         Form of
                                                         Certificate of Interest


THIS CERTIFICATE OF INTEREST HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OF INTEREST WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS. IN ACCORDANCE WITH THE PROVISIONS OF ARTICLE IV OF THE LLC AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE OF INTEREST MAY NOT BE TRANSFERRED BY ANY PERSON WITHOUT THE PRIOR CONSENT OF THE MANAGERS OF THE LLC, WHICH CONSENT MAY BE WITHHELD IN THE SOLE DISCRETION OF THE MANAGERS.


                       GOVERNMENT SECURITIES DELAWARE, LLC
                       CERTIFICATE OF BENEFICIAL INTEREST

Certificate No:  _______

Number of Units:  _______

This certifies that ____________________________ is the registered owner of the above indicated Units in Government Securities Delaware, LLC (the "LLC"), a Delaware limited liability company organized and existing under the Delaware Limited Liability Company Act, 6 Del. Code ss. 18-101, et seq. (the "Act").

This CI is issued under and is subject to the terms, provisions and conditions of the Amended and Restated Agreement of Limited Liability Company of the LLC dated as of October __, 2000 (the "LLC Agreement"). Capitalized terms used and not otherwise defined herein have the meanings set forth in the LLC Agreement.

This CI does not represent an obligation of, or an interest in, any Unit Holder or the Manager, and the CIs are not insured or guaranteed by any governmental agency.

By virtue of having purchased or otherwise acquired this CI, the holder of this CI shall be deemed to have expressly consented and agreed to be bound by the terms of the LLC Agreement. The ownership of each CI shall be recorded in the books of the LLC or any transfer or similar agent of the LLC, which shall be conclusive as to the identity of the Unit Holders.

In the event of any voluntary or involuntary liquidation, dissolution, or winding up of, or any distribution of the assets of, the LLC, each Unit Holder shall be entitled to receive, after paying or making reasonable provision for the creditors of the LLC as set forth in Section 18-804 of the Act, ratably with each other Unit Holder, its Net Asset Value. The holders of Units shall be entitled to vote only on such matters as are set forth in the LLC Agreement.

The Managers may, but need not, distribute to each Unit Holder, out of the income of the LLC, a semi-annual dividend (each, a "Dividend") providing a return equal to a rate per annum of 7.1215%, calculated on the basis of a 360 day year of twelve 30-day months, on the Par Value of each Unit owned by such Unit Holder; provided, however, that such distribution is not otherwise in violation of Sections 18-607 or 18-804 of the Act. The Managers shall have full discretion to determine whether a Dividend shall be distributed and their determination shall be binding upon the Unit Holders. Distribution of such Dividends, if any be made, shall be made on each February 15 and August 15, or if such day is not a Business Day, on the next succeeding Business Day (each such date, a "Payment Date"). If the Managers do not distribute a Dividend on a Payment Date, such Dividend shall accumulate, without interest, until distributed.

In addition to the foregoing, at any time and from time to time in their discretion, the Managers may distribute to the Unit Holders as of a record date or dates determined by the Managers, in cash or otherwise, all or part of any gains realized on the sale or disposition of property or otherwise, or all or part of any other principal or income of the LLC; provided, however, that such distributions are not otherwise in violation of Sections 18-607 or 18-804 of the Act.

All beneficial interests, and therefore all CIs, shall be personal property entitling the Unit Holders only to those rights provided in the LLC Agreement. The legal ownership of the LLC assets is vested exclusively in the LLC as provided in the LLC Agreement, and the Unit Holders shall have no interest therein other than the beneficial interest in the LLC conferred by their ownership of Units and shall have no right to compel any partition, division, or other type of distribution of the LLC or any of the LLC assets. The death of a Unit Holder shall not terminate the LLC or give such Unit Holder's legal representative any rights against other Unit Holders, the LLC or the LLC assets.

The Units and CIs are transferable only in accordance with the provisions of the LLC Agreement.

IN WITNESS WHEREOF, at least one of the Managers, on behalf of the LLC have caused this CI to be duly executed.


GOVERNMENT SECURITIES DELAWARE, LLC


By:  _______________________________, but solely as Manager
      Name:


                                       2